Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Prospectus Supplement dated August 5, 2013)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 August 8, 2013

Zions Direct Auctions - Results 8/8/13 1:18 PM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT Auctions

OPEN ACCOUNT LOGIN

1.800.524.8875

AUCTIONS DIRECTORY ▼ ISSUERS AUCTIONS UNIVERSITY DEMOS

HOME :: HOME :: AUCTION #10609

ZIONS BANCORPORATION

Results

Zions Bancorporation / Preferred Stock

Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

The public offering price of each share will be $1,000.

Notice: The auction has been extended until 8/8/2013 3:10:00 PM EDT.

Auction Status:	CLOSED
Auction Start:	8/7/2013 9:00 AM EDT
Auction End:	8/8/2013 3:10 PM EDT
Last Update:	8/8/2013 3:18:04 PM EDT

Security Type:	Preferred Stock
Coupon	7.200%

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	989701BF3
Minimum Offering:	100,000
Maximum Offering:	195,152
Sizing Phase End:	8/8/2013 11:38 AM EDT
Bid Multiple:	Multiples of 0.05
Min. Yield:	6.650%
Max. Yield:	7.250%
Fixed Price:	$ 1,000.00

About the Issuer

BIDDING INFORMATION

Auction Phase:	Pricing
Principal Offered:	$ 195,152,000.00
Units Offered:	195,152
Number of Bidders:	122
Number of Bids:	193
Amt. of Bids:	$ 262,154.00
Coverage:	134.33%
Highest Bid:	$ 1,000.00
Lowest Bid:	$ 1,000.00
Bid Spread:	$ 0.00
Num. Bids Accepted:	176
Num. Bidders with Bids Accepted:	116
Highest Bid Accepted:	$ 1,000.00
Lowest Bid Accepted:	$ 1,000.00
Final Market-Clearing Yield:	7.200%

Bids

Final Market-Clearing Yield: 7.200%

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#27100	5	6.650%	$ 1,000.00	8/7/2013 9:05:39 AM	5 units	$ 5,000.00
#31345	200	6.650%	$ 1,000.00	8/7/2013 9:08:02 AM	200 units	$ 200,000.00
#31345	400	6.650%	$ 1,000.00	8/7/2013 9:10:01 AM	400 units	$ 400,000.00
#31345	500	6.650%	$ 1,000.00	8/7/2013 9:14:05 AM	500 units	$ 500,000.00
#23676	10	6.650%	$ 1,000.00	8/7/2013 9:15:12 AM	10 units	$ 10,000.00
#31345	300	6.650%	$ 1,000.00	8/7/2013 9:21:10 AM	300 units	$ 300,000.00
#35128	5	6.650%	$ 1,000.00	8/7/2013 9:22:29 AM	5 units	$ 5,000.00

https://www.auctions.zionsdirect.com/auction/10609/results Page 1 of 3

Zions Direct Auctions - Results 8/8/13 1:18 PM

#31345	600	6.650%	$ 1,000.00	8/7/2013 9:24:52 AM	600 units	$ 600,000.00
#35129	15	6.650%	$ 1,000.00	8/7/2013 9:25:26 AM	15 units	$ 15,000.00
#9610	10	6.650%	$ 1,000.00	8/7/2013 9:37:37 AM	10 units	$ 10,000.00
#35693	300	6.650%	$ 1,000.00	8/7/2013 10:04:18 AM	300 units	$ 300,000.00
#25605	5	6.650%	$ 1,000.00	8/7/2013 10:15:54 AM	5 units	$ 5,000.00
#13305	3	6.650%	$ 1,000.00	8/7/2013 10:23:17 AM	3 units	$ 3,000.00
#13305	2	6.650%	$ 1,000.00	8/7/2013 10:58:12 AM	2 units	$ 2,000.00
#35693	2,000	6.650%	$ 1,000.00	8/7/2013 11:16:42 AM	2,000 units	$ 2,000,000.00
#24505	125	6.650%	$ 1,000.00	8/7/2013 11:30:42 AM	125 units	$ 125,000.00
#35989	500	6.650%	$ 1,000.00	8/7/2013 11:46:59 AM	500 units	$ 500,000.00
#25702	200	6.650%	$ 1,000.00	8/7/2013 11:55:48 AM	200 units	$ 200,000.00
#35917	100	6.650%	$ 1,000.00	8/7/2013 12:15:42 PM	100 units	$ 100,000.00
#35990	100	6.650%	$ 1,000.00	8/7/2013 12:39:28 PM	100 units	$ 100,000.00
#35917	270	6.650%	$ 1,000.00	8/7/2013 1:44:01 PM	270 units	$ 270,000.00
#35133	60	6.650%	$ 1,000.00	8/7/2013 3:04:26 PM	60 units	$ 60,000.00
#21748	4	6.650%	$ 1,000.00	8/7/2013 3:08:20 PM	4 units	$ 4,000.00
#21748	10	6.650%	$ 1,000.00	8/7/2013 3:29:30 PM	10 units	$ 10,000.00
#31345	300	6.650%	$ 1,000.00	8/7/2013 3:34:50 PM	300 units	$ 300,000.00
#35134	1	6.650%	$ 1,000.00	8/7/2013 3:37:28 PM	1 unit	$ 1,000.00
#35997	10	6.650%	$ 1,000.00	8/7/2013 4:18:55 PM	10 units	$ 10,000.00
#35998	155	6.650%	$ 1,000.00	8/7/2013 4:21:47 PM	155 units	$ 155,000.00
#36022	150	6.650%	$ 1,000.00	8/7/2013 4:45:30 PM	150 units	$ 150,000.00
#6561	20	6.650%	$ 1,000.00	8/7/2013 5:04:13 PM	20 units	$ 20,000.00
#36020	100	6.650%	$ 1,000.00	8/7/2013 5:26:18 PM	100 units	$ 100,000.00
#35999	25	6.650%	$ 1,000.00	8/7/2013 5:28:08 PM	25 units	$ 25,000.00
#36021	50	6.650%	$ 1,000.00	8/7/2013 5:30:17 PM	50 units	$ 50,000.00
#36019	100	6.650%	$ 1,000.00	8/7/2013 5:34:26 PM	100 units	$ 100,000.00
#36015	50	6.650%	$ 1,000.00	8/7/2013 7:15:48 PM	50 units	$ 50,000.00
#36014	250	6.650%	$ 1,000.00	8/7/2013 7:19:17 PM	250 units	$ 250,000.00
#36013	100	6.650%	$ 1,000.00	8/7/2013 7:23:33 PM	100 units	$ 100,000.00
#36012	250	6.650%	$ 1,000.00	8/7/2013 7:28:01 PM	250 units	$ 250,000.00
#36012	250	6.650%	$ 1,000.00	8/7/2013 7:30:10 PM	250 units	$ 250,000.00
#32909	30	6.650%	$ 1,000.00	8/7/2013 9:46:03 PM	30 units	$ 30,000.00

https://www.auctions.zionsdirect.com/auction/10609/results Page 2 of 3

Zions Direct Auctions - Results 8/8/13 1:18 PM

#35135	4	6.650%	$ 1,000.00	8/8/2013 8:12:05 AM	4 units	$ 4,000.00
#30849	2,000	6.650%	$ 1,000.00	8/8/2013 8:20:45 AM	2,000 units	$ 2,000,000.00
#36024	1,000	6.650%	$ 1,000.00	8/8/2013 8:36:28 AM	1,000 units	$ 1,000,000.00
#36031	35	6.650%	$ 1,000.00	8/8/2013 8:58:59 AM	35 units	$ 35,000.00
#23706	50	6.650%	$ 1,000.00	8/8/2013 9:49:29 AM	50 units	$ 50,000.00
#35137	10	6.650%	$ 1,000.00	8/8/2013 10:56:07 AM	10 units	$ 10,000.00
#35917	700	6.650%	$ 1,000.00	8/8/2013 11:00:48 AM	700 units	$ 700,000.00
#36001	50	6.650%	$ 1,000.00	8/8/2013 11:00:52 AM	50 units	$ 50,000.00
#36002	100	6.650%	$ 1,000.00	8/8/2013 11:08:55 AM	100 units	$ 100,000.00
#36003	50	6.650%	$ 1,000.00	8/8/2013 11:22:31 AM	50 units	$ 50,000.00
				Auction Totals:	**195,152 units**	**$ 195,152,000.00**

Page 1 of 4

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated August 5, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works®

Entrust

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/10609/results Page 3 of 3

Zions Direct Auctions - Results 8/8/13 1:19 PM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT Auctions OPEN ACCOUNT LOGIN 1.800.524.8875

AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS

HOME :: HOME :: AUCTION #10609

Results

ZIONS BANCORPORATION

Zions Bancorporation / Preferred Stock

Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

The public offering price of each share will be $1,000.

Notice: The auction has been extended until 8/8/2013 3:10:00 PM EDT.

Auction Status:	CLOSED
Auction Start:	8/7/2013 9:00 AM EDT
Auction End:	8/8/2013 3:10 PM EDT
Last Update:	8/8/2013 3:18:45 PM EDT

Security Type:	Preferred Stock
Coupon	7.200%

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	989701BF3
Minimum Offering:	100,000
Maximum Offering:	195,152
Sizing Phase End:	8/8/2013 11:38 AM EDT
Bid Multiple:	Multiples of 0.05
Min. Yield:	6.650%
Max. Yield:	7.250%
Fixed Price:	$ 1,000.00

About the Issuer

BIDDING INFORMATION

Auction Phase:	Pricing
Principal Offered:	$ 195,152,000.00
Units Offered:	195,152
Number of Bidders:	122
Number of Bids:	193
Amt. of Bids:	$ 262,154.00
Coverage:	134.33%
Highest Bid:	$ 1,000.00
Lowest Bid:	$ 1,000.00
Bid Spread:	$ 0.00
Num. Bids Accepted:	176
Num. Bidders with Bids Accepted:	116
Highest Bid Accepted:	$ 1,000.00
Lowest Bid Accepted:	$ 1,000.00
Final Market-Clearing Yield:	7.200%

Bids

Final Market-Clearing Yield: 7.200%

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#36011	100	6.650%	$ 1,000.00	8/8/2013 11:27:33 AM	100 units	$ 100,000.00
#13278	100	6.650%	$ 1,000.00	8/8/2013 11:32:28 AM	100 units	$ 100,000.00
#36004	250	6.650%	$ 1,000.00	8/8/2013 11:36:59 AM	250 units	$ 250,000.00
#36034	11	6.650%	$ 1,000.00	8/8/2013 11:40:16 AM	11 units	$ 11,000.00
#36035	14	6.650%	$ 1,000.00	8/8/2013 11:44:14 AM	14 units	$ 14,000.00
#35918	200	6.650%	$ 1,000.00	8/8/2013 11:49:29 AM	200 units	$ 200,000.00
#36007	162	6.650%	$ 1,000.00	8/8/2013 11:51:10 AM	162 units	$ 162,000.00

https://www.auctions.zionsdirect.com/auction/10609/results?csrf_tok...7c244f968709ef11d36e0b6&sort=ytw&sort_direction=asc&page=2&pages=4 Page 1 of 3

Zions Direct Auctions - Results 8/8/13 1:19 PM

#36006	500	6.650%	$ 1,000.00	8/8/2013 11:53:40 AM	500 units	$ 500,000.00
#36010	300	6.650%	$ 1,000.00	8/8/2013 11:59:16 AM	300 units	$ 300,000.00
#24582	5	6.650%	$ 1,000.00	8/8/2013 12:00:47 PM	5 units	$ 5,000.00
#24582	10	6.650%	$ 1,000.00	8/8/2013 12:00:47 PM	10 units	$ 10,000.00
#13408	10	6.650%	$ 1,000.00	8/8/2013 12:03:21 PM	10 units	$ 10,000.00
#36009	100	6.650%	$ 1,000.00	8/8/2013 12:08:33 PM	100 units	$ 100,000.00
#36008	85	6.650%	$ 1,000.00	8/8/2013 12:15:00 PM	85 units	$ 85,000.00
#35919	150	6.650%	$ 1,000.00	8/8/2013 12:21:48 PM	150 units	$ 150,000.00
#36067	200	6.650%	$ 1,000.00	8/8/2013 1:07:03 PM	200 units	$ 200,000.00
#36066	250	6.650%	$ 1,000.00	8/8/2013 1:15:22 PM	250 units	$ 250,000.00
#36005	5	6.650%	$ 1,000.00	8/8/2013 1:18:56 PM	5 units	$ 5,000.00
#36065	50	6.650%	$ 1,000.00	8/8/2013 1:19:14 PM	50 units	$ 50,000.00
#36064	50	6.650%	$ 1,000.00	8/8/2013 1:23:46 PM	50 units	$ 50,000.00
#35919	50	6.650%	$ 1,000.00	8/8/2013 1:23:50 PM	50 units	$ 50,000.00
#36038	52	6.650%	$ 1,000.00	8/8/2013 1:31:10 PM	52 units	$ 52,000.00
#35138	5	6.650%	$ 1,000.00	8/8/2013 1:32:32 PM	5 units	$ 5,000.00
#35139	10	6.650%	$ 1,000.00	8/8/2013 1:34:07 PM	10 units	$ 10,000.00
#36062	75	6.650%	$ 1,000.00	8/8/2013 1:36:23 PM	75 units	$ 75,000.00
#36061	50	6.650%	$ 1,000.00	8/8/2013 1:41:21 PM	50 units	$ 50,000.00
#36059	50	6.650%	$ 1,000.00	8/8/2013 1:54:50 PM	50 units	$ 50,000.00
#36040	100	6.650%	$ 1,000.00	8/8/2013 1:56:36 PM	100 units	$ 100,000.00
#36058	50	6.650%	$ 1,000.00	8/8/2013 1:57:58 PM	50 units	$ 50,000.00
#36058	10	6.650%	$ 1,000.00	8/8/2013 2:01:02 PM	10 units	$ 10,000.00
#35919	50	6.650%	$ 1,000.00	8/8/2013 2:12:19 PM	50 units	$ 50,000.00
#35919	50	6.650%	$ 1,000.00	8/8/2013 2:22:08 PM	50 units	$ 50,000.00
#36056	50	6.650%	$ 1,000.00	8/8/2013 2:25:16 PM	50 units	$ 50,000.00
#28298	2	6.650%	$ 1,000.00	8/8/2013 2:31:50 PM	2 units	$ 2,000.00
#35141	5	6.650%	$ 1,000.00	8/8/2013 2:34:04 PM	5 units	$ 5,000.00
#36054	100	6.650%	$ 1,000.00	8/8/2013 2:40:30 PM	100 units	$ 100,000.00
#23676	10	6.700%	$ 1,000.00	8/7/2013 9:31:54 AM	10 units	$ 10,000.00
#22858	5	6.750%	$ 1,000.00	8/7/2013 11:41:03 AM	5 units	$ 5,000.00
#35693	400	6.800%	$ 1,000.00	8/7/2013 10:16:26 AM	400 units	$ 400,000.00
#35904	250	6.900%	$ 1,000.00	8/7/2013 11:45:12 AM	250 units	$ 250,000.00

https://www.auctions.zionsdirect.com/auction/10609/results?csrf_tok...7c244f968709ef11d36e0b6&sort=ytw&sort_direction=asc&page=2&pages=4 Page 2 of 3

Zions Direct Auctions - Results 8/8/13 1:19 PM

#35917	1,000	6.900%	$ 1,000.00	8/8/2013 10:44:44 AM	1,000 units	$ 1,000,000.00
#30297	1,000	6.950%	$ 1,000.00	8/7/2013 9:12:58 AM	1,000 units	$ 1,000,000.00
#22858	10	6.950%	$ 1,000.00	8/7/2013 11:41:03 AM	10 units	$ 10,000.00
#23583	15	6.950%	$ 1,000.00	8/7/2013 1:13:51 PM	15 units	$ 15,000.00
#18907	2	6.950%	$ 1,000.00	8/8/2013 8:01:23 AM	2 units	$ 2,000.00
#28840	10	6.950%	$ 1,000.00	8/8/2013 3:08:26 PM	10 units	$ 10,000.00
#30763	5,000	7.000%	$ 1,000.00	8/7/2013 9:04:11 AM	5,000 units	$ 5,000,000.00
#30763	250	7.000%	$ 1,000.00	8/7/2013 9:06:48 AM	250 units	$ 250,000.00
#33682	80	7.000%	$ 1,000.00	8/7/2013 9:16:15 AM	80 units	$ 80,000.00
#30297	2,000	7.000%	$ 1,000.00	8/7/2013 9:20:42 AM	2,000 units	$ 2,000,000.00
				Auction Totals:	**195,152 units**	**$ 195,152,000.00**

Page 2 of 4

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated August 5, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works®

Entrust

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/10609/results?csrf_tok...7c244f968709ef11d36e0b6&sort=ytw&sort_direction=asc&page=2&pages=4 Page 3 of 3

Zions Direct Auctions - Results 8/8/13 1:20 PM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT® Auctions

OPEN ACCOUNT LOGIN

1.800.524.8875

AUCTIONS DIRECTORY ▼ ISSUERS AUCTIONS UNIVERSITY DEMOS

HOME :: HOME :: AUCTION #10609

ZIONS BANCORPORATION

Results

Zions Bancorporation / Preferred Stock

Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

The public offering price of each share will be $1,000.

Notice: The auction has been extended until 8/8/2013 3:10:00 PM EDT.

Auction Status:	CLOSED
Auction Start:	8/7/2013 9:00 AM EDT
Auction End:	8/8/2013 3:10 PM EDT
Last Update:	8/8/2013 3:19:39 PM EDT

Security Type:	Preferred Stock
Coupon	7.200%

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	989701BF3
Minimum Offering:	100,000
Maximum Offering:	195,152
Sizing Phase End:	8/8/2013 11:38 AM EDT
Bid Multiple:	Multiples of 0.05
Min. Yield:	6.650%
Max. Yield:	7.250%
Fixed Price:	$ 1,000.00

About the Issuer

BIDDING INFORMATION

Auction Phase:	Pricing
Principal Offered:	$ 195,152,000.00
Units Offered:	195,152
Number of Bidders:	122
Number of Bids:	193
Amt. of Bids:	$ 262,154.00
Coverage:	134.33%
Highest Bid:	$ 1,000.00
Lowest Bid:	$ 1,000.00
Bid Spread:	$ 0.00
Num. Bids Accepted:	176
Num. Bidders with Bids Accepted:	116
Highest Bid Accepted:	$ 1,000.00
Lowest Bid Accepted:	$ 1,000.00
Final Market-Clearing Yield:	7.200%

Bids

Final Market-Clearing Yield: 7.200%

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#30768	10,000	7.000%	$ 1,000.00	8/7/2013 9:29:59 AM	10,000 units	$ 10,000,000.00
#35693	150	7.000%	$ 1,000.00	8/7/2013 9:37:55 AM	150 units	$ 150,000.00
#30758	1,000	7.000%	$ 1,000.00	8/7/2013 9:38:07 AM	1,000 units	$ 1,000,000.00
#35693	100	7.000%	$ 1,000.00	8/7/2013 10:07:29 AM	100 units	$ 100,000.00
#30763	7,000	7.000%	$ 1,000.00	8/7/2013 10:10:16 AM	7,000 units	$ 7,000,000.00
#30763	10,000	7.000%	$ 1,000.00	8/7/2013 10:45:27 AM	10,000 units	$ 10,000,000.00
#30763	300	7.000%	$ 1,000.00	8/7/2013 11:10:11 AM	300 units	$ 300,000.00

https://www.auctions.zionsdirect.com/auction/10609/results?csrf_to...29395f65a57578ed2491373&sort=ytw&sort_direction=asc&page=3&pages=4 Page 1 of 3

Zions Direct Auctions - Results 8/8/13 1:20 PM

#35131	15	7.000%	$ 1,000.00	8/7/2013 11:21:11 AM	15 units	$ 15,000.00
#30763	200	7.000%	$ 1,000.00	8/7/2013 12:07:16 PM	200 units	$ 200,000.00
#30763	35	7.000%	$ 1,000.00	8/7/2013 12:28:49 PM	35 units	$ 35,000.00
#28482	18	7.000%	$ 1,000.00	8/7/2013 4:04:28 PM	18 units	$ 18,000.00
#35993	35	7.000%	$ 1,000.00	8/7/2013 4:07:21 PM	35 units	$ 35,000.00
#35994	17	7.000%	$ 1,000.00	8/7/2013 4:10:56 PM	17 units	$ 17,000.00
#35995	46	7.000%	$ 1,000.00	8/7/2013 4:13:51 PM	46 units	$ 46,000.00
#30763	3,000	7.000%	$ 1,000.00	8/8/2013 9:45:10 AM	3,000 units	$ 3,000,000.00
#21466	4	7.000%	$ 1,000.00	8/8/2013 10:43:26 AM	4 units	$ 4,000.00
#36000	50	7.000%	$ 1,000.00	8/8/2013 10:46:38 AM	50 units	$ 50,000.00
#30763	250	7.000%	$ 1,000.00	8/8/2013 11:25:19 AM	250 units	$ 250,000.00
#35918	1,000	7.000%	$ 1,000.00	8/8/2013 11:29:42 AM	1,000 units	$ 1,000,000.00
#35918	50	7.000%	$ 1,000.00	8/8/2013 11:35:37 AM	50 units	$ 50,000.00
#32941	1,000	7.000%	$ 1,000.00	8/8/2013 11:59:18 AM	1,000 units	$ 1,000,000.00
#32941	250	7.000%	$ 1,000.00	8/8/2013 12:00:26 PM	250 units	$ 250,000.00
#30761	75	7.000%	$ 1,000.00	8/8/2013 12:35:41 PM	75 units	$ 75,000.00
#35904	250	7.000%	$ 1,000.00	8/8/2013 1:07:37 PM	250 units	$ 250,000.00
#25284	1	7.000%	$ 1,000.00	8/8/2013 1:35:28 PM	1 unit	$ 1,000.00
#30762	1,100	7.000%	$ 1,000.00	8/8/2013 2:19:41 PM	1,100 units	$ 1,100,000.00
#35136	1,500	7.000%	$ 1,000.00	8/8/2013 2:42:40 PM	1,500 units	$ 1,500,000.00
#36023	500	7.000%	$ 1,000.00	8/8/2013 2:54:03 PM	500 units	$ 500,000.00
#30297	1,500	7.050%	$ 1,000.00	8/7/2013 9:06:26 AM	1,500 units	$ 1,500,000.00
#36017	250	7.050%	$ 1,000.00	8/7/2013 5:58:35 PM	250 units	$ 250,000.00
#21217	1	7.050%	$ 1,000.00	8/8/2013 9:11:21 AM	1 unit	$ 1,000.00
#32941	250	7.050%	$ 1,000.00	8/8/2013 12:00:26 PM	250 units	$ 250,000.00
#29848	4,000	7.050%	$ 1,000.00	8/8/2013 12:18:21 PM	4,000 units	$ 4,000,000.00
#30768	10,000	7.100%	$ 1,000.00	8/7/2013 9:48:08 AM	10,000 units	$ 10,000,000.00
#30763	8,625	7.100%	$ 1,000.00	8/7/2013 10:17:39 AM	8,625 units	$ 8,625,000.00
#36016	25	7.100%	$ 1,000.00	8/7/2013 7:07:31 PM	25 units	$ 25,000.00
#33820	3,000	7.100%	$ 1,000.00	8/8/2013 11:51:07 AM	3,000 units	$ 3,000,000.00
#35904	500	7.100%	$ 1,000.00	8/8/2013 1:07:37 PM	500 units	$ 500,000.00
#32941	250	7.100%	$ 1,000.00	8/8/2013 2:26:16 PM	250 units	$ 250,000.00
#32941	500	7.100%	$ 1,000.00	8/8/2013 2:30:01 PM	500 units	$ 500,000.00

https://www.auctions.zionsdirect.com/auction/10609/results?csrf_to...29395f65a57578ed2491373&sort=ytw&sort_direction=asc&page=3&pages=4 Page 2 of 3

Zions Direct Auctions - Results 8/8/13 1:20 PM

#32941	200	7.100%	$ 1,000.00	8/8/2013 2:48:33 PM	200 units	$ 200,000.00
#31382	2,000	7.100%	$ 1,000.00	8/8/2013 2:48:42 PM	2,000 units	$ 2,000,000.00
#33820	500	7.100%	$ 1,000.00	8/8/2013 2:54:08 PM	500 units	$ 500,000.00
#30762	1,000	7.100%	$ 1,000.00	8/8/2013 2:55:54 PM	1,000 units	$ 1,000,000.00
#35679	20,000	7.100%	$ 1,000.00	8/8/2013 2:59:08 PM	20,000 units	$ 20,000,000.00
#33820	500	7.100%	$ 1,000.00	8/8/2013 3:00:11 PM	500 units	$ 500,000.00
#30762	900	7.100%	$ 1,000.00	8/8/2013 3:09:11 PM	900 units	$ 900,000.00
#25702	50	7.100%	$ 1,000.00	8/8/2013 3:09:35 PM	50 units	$ 50,000.00
#30763	5,000	7.150%	$ 1,000.00	8/7/2013 9:22:49 AM	5,000 units	$ 5,000,000.00
#35915	1,000	7.150%	$ 1,000.00	8/7/2013 9:30:17 AM	1,000 units	$ 1,000,000.00
				Auction Totals:	**195,152 units**	**$ 195,152,000.00**

Page 3 of 4

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated August 5, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works®

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/10609/results?csrf_to...29395f65a57578ed2491373&sort=ytw&sort_direction=asc&page=3&pages=4 Page 3 of 3

Zions Direct Auctions - Results 8/8/13 1:21 PM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT Auctions

OPEN ACCOUNT LOGIN

1.800.524.8875

AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS

HOME :: HOME :: AUCTION #10609

ZIONS BANCORPORATION

Results

Zions Bancorporation / Preferred Stock

Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

The public offering price of each share will be $1,000.

Notice: The auction has been extended until 8/8/2013 3:10:00 PM EDT.

Auction Status:	CLOSED
Auction Start:	8/7/2013 9:00 AM EDT
Auction End:	8/8/2013 3:10 PM EDT
Last Update:	8/8/2013 3:20:07 PM EDT

Security Type:	Preferred Stock
Coupon	7.200%

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	989701BF3
Minimum Offering:	100,000
Maximum Offering:	195,152
Sizing Phase End:	8/8/2013 11:38 AM EDT
Bid Multiple:	Multiples of 0.05
Min. Yield:	6.650%
Max. Yield:	7.250%
Fixed Price:	$ 1,000.00

About the Issuer

BIDDING INFORMATION

Auction Phase:	Pricing
Principal Offered:	$ 195,152,000.00
Units Offered:	195,152
Number of Bidders:	122
Number of Bids:	193
Amt. of Bids:	$ 262,154.00
Coverage:	134.33%
Highest Bid:	$ 1,000.00
Lowest Bid:	$ 1,000.00
Bid Spread:	$ 0.00
Num. Bids Accepted:	176
Num. Bidders with Bids Accepted:	116
Highest Bid Accepted:	$ 1,000.00
Lowest Bid Accepted:	$ 1,000.00
Final Market-Clearing Yield:	7.200%

Bids

Final Market-Clearing Yield: 7.200%

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#35991	25	7.150%	$ 1,000.00	8/7/2013 1:41:01 PM	25 units	$ 25,000.00
#35996	250	7.150%	$ 1,000.00	8/7/2013 4:04:37 PM	250 units	$ 250,000.00
#36023	500	7.150%	$ 1,000.00	8/7/2013 4:38:16 PM	500 units	$ 500,000.00
#35914	2,000	7.150%	$ 1,000.00	8/7/2013 6:07:38 PM	2,000 units	$ 2,000,000.00
#30376	2,500	7.150%	$ 1,000.00	8/8/2013 9:43:27 AM	2,500 units	$ 2,500,000.00
#30763	100	7.150%	$ 1,000.00	8/8/2013 11:24:30 AM	100 units	$ 100,000.00
#35918	1,000	7.150%	$ 1,000.00	8/8/2013 11:29:42 AM	1,000 units	$ 1,000,000.00

https://www.auctions.zionsdirect.com/auction/10609/results?csrf_to...d51538d5fb01d5b35770649&sort=ytw&sort_direction=asc&page=4&pages=4 Page 1 of 3

Zions Direct Auctions - Results 8/8/13 1:21 PM

#30763	750	7.150%	$ 1,000.00	8/8/2013 11:34:58 AM	750 units	$ 750,000.00
#34594	5,000	7.150%	$ 1,000.00	8/8/2013 1:52:12 PM	5,000 units	$ 5,000,000.00
#22580	2	7.150%	$ 1,000.00	8/8/2013 2:37:28 PM	2 units	$ 2,000.00
#34594	4,500	7.150%	$ 1,000.00	8/8/2013 2:58:17 PM	4,500 units	$ 4,500,000.00
#33645	500	7.150%	$ 1,000.00	8/8/2013 2:59:44 PM	500 units	$ 500,000.00
#35982	15,000	7.150%	$ 1,000.00	8/8/2013 3:00:58 PM	15,000 units	$ 15,000,000.00
#36041	300	7.150%	$ 1,000.00	8/8/2013 3:02:32 PM	300 units	$ 300,000.00
#35843	5,000	7.150%	$ 1,000.00	8/8/2013 3:02:52 PM	5,000 units	$ 5,000,000.00
#30763	1,750	7.150%	$ 1,000.00	8/8/2013 3:04:24 PM	1,750 units	$ 1,750,000.00
#30758	2,000	7.150%	$ 1,000.00	8/8/2013 3:05:32 PM	1,000 units	$ 1,000,000.00
#36029	2	7.150%	$ 1,000.00	8/8/2013 3:06:38 PM	2 units	$ 2,000.00
#35915	500	7.150%	$ 1,000.00	8/8/2013 3:06:51 PM	500 units	$ 500,000.00
#36032	20,000	7.150%	$ 1,000.00	8/8/2013 3:07:45 PM	20,000 units	$ 20,000,000.00
#23844	15	7.150%	$ 1,000.00	8/8/2013 3:08:07 PM	15 units	$ 15,000.00
#35915	500	7.200%	$ 1,000.00	8/7/2013 9:30:17 AM	500 units	$ 500,000.00
#30768	10,000	7.200%	$ 1,000.00	8/7/2013 9:48:08 AM	10,000 units	$ 10,000,000.00
#32989	25	7.200%	$ 1,000.00	8/7/2013 11:43:18 AM	25 units	$ 25,000.00
#35136	1,000	7.200%	$ 1,000.00	8/8/2013 8:15:04 AM	1,000 units	$ 1,000,000.00
#35824	3,000	7.200%	$ 1,000.00	8/8/2013 10:28:25 AM	79 units	$ 79,000.00
#30763	2,000	7.200%	$ 1,000.00	8/8/2013 11:37:23 AM	Rejected: Timestamp	
#35843	5,000	7.200%	$ 1,000.00	8/8/2013 11:38:24 AM	Rejected: Timestamp	
#35918	250	7.200%	$ 1,000.00	8/8/2013 11:47:13 AM	Rejected: Timestamp	
#18373	20	7.200%	$ 1,000.00	8/8/2013 11:55:43 AM	Rejected: Timestamp	
#35843	5,000	7.200%	$ 1,000.00	8/8/2013 11:58:46 AM	Rejected: Timestamp	
#35642	3,000	7.200%	$ 1,000.00	8/8/2013 1:59:28 PM	Rejected: Timestamp	
#35679	15,000	7.250%	$ 1,000.00	8/7/2013 9:04:02 AM	Rejected: Yield	
#11344	1	7.250%	$ 1,000.00	8/7/2013 9:21:05 AM	Rejected: Yield	
#30763	250	7.250%	$ 1,000.00	8/7/2013 9:26:53 AM	Rejected: Yield	
#35915	1,000	7.250%	$ 1,000.00	8/7/2013 9:30:17 AM	Rejected: Yield	
#34594	25,000	7.250%	$ 1,000.00	8/7/2013 10:09:03 AM	Rejected: Yield	
#21446	25	7.250%	$ 1,000.00	8/7/2013 10:20:39 AM	Rejected: Yield	
#18909	20	7.250%	$ 1,000.00	8/7/2013 1:46:34 PM	Rejected: Yield	
#35914	500	7.250%	$ 1,000.00	8/8/2013 9:47:49 AM	Rejected: Yield	

https://www.auctions.zionsdirect.com/auction/10609/results?csrf_to...d51538d5fb01d5b35770649&sort=ytw&sort_direction=asc&page=4&pages=4 Page 2 of 3

Zions Direct Auctions - Results 8/8/13 1:21 PM

#35843	5,000	7.250%	$ 1,000.00	8/8/2013 11:08:25 AM	Rejected: Yield
#30297	1,000	7.250%	$ 1,000.00	8/8/2013 11:34:44 AM	Rejected: Yield
#17667	15	7.250%	$ 1,000.00	8/8/2013 2:49:11 PM	Rejected: Yield
				Auction Totals: 195,152 units	$ 195,152,000.00

Page 4 of 4

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated August 5, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works®

Secured by Entrust

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/10609/results?csrf_to...d51538d5fb01d5b35770649&sort=ytw&sort_direction=asc&page=4&pages=4 Page 3 of 3